EX-99.906CERT
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of First American Investment Funds, Inc. (the “Funds”) do hereby certify, to the best of each such officer’s knowledge, that:
1.	The report on Form N-CSR of the Funds (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Funds.

By:	/s/ Thomas S. Schreier, Jr. Thomas S. Schreier, Jr.
President

Date: January 6, 2009

By:	/s/ Charles D. Gariboldi, Jr. Charles D. Gariboldi, Jr.
Treasurer

Date: January 6, 2009